Exhibit h(8)
AMENDMENT NO. 1 TO
ADMINISTRATION AGREEMENT
THIS AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of July 26, 2010 (the “Amendment Effective Date”), by and between Schwab Strategic Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).
     WHEREAS, Trust and Administrator entered into an Administration Agreement, dated October 12, 2009 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement;
     WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect additional series of the Trust.
     NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Schedule I of the Administration Agreement is hereby amended to add the following Portfolios:
Schwab U.S. TIPS ETF
Schwab Short-Term U.S. Treasury ETF
Schwab Intermediate-Term U.S. Treasury ETF
A new Schedule I listing each of the Portfolios subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.
2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.
3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB STRATEGIC TRUST, on behalf of each Fund		CHARLES SCHWAB INVESTMENT
listed on Schedule A		MANAGEMENT, INC.

By:	/s/ George Pereira	By:	/s/ Randall W. Merk
Name:	George Pereira	Name:	Randall W. Merk
Title:	Treasurer and Principal Financial Officer	Title:	President and Chief Executive Officer

SCHEDULE I
to the
ADMINISTRATION AGREEMENT
Dated as of October 12, 2009 between
SCHWAB STRATEGIC TRUST and
CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
As of July 26, 2010
Portfolios
     Schwab U.S. Broad Market ETF
     Schwab U.S. Large-Cap ETF
     Schwab U.S. Large-Cap Growth ETF
     Schwab U.S. Large-Cap Value ETF
     Schwab U.S. Small-Cap ETF
     Schwab International Equity ETF
     Schwab International Small-Cap Equity ETF
     Schwab Emerging Markets Equity ETF
     Schwab U.S. TIPS ETF
     Schwab Short-Term U.S. Treasury ETF
     Schwab Intermediate-Term U.S. Treasury ETF